NEVADA REAL ESTATE GROUP, LLC
     DEVELOPERS OF THE PALMS BUSINESS CENTERS






 September 7, 1999



 Mr. Steven Blad
 Casinovations Incorporated
 6744 Spencer Street
 Las Vegas, NV 89119

 RE:  Spencer Airport Center - Phase III
      Buildings "A-1, A-2, B-1, B-2, C1 and C2"(6830 Spencer)

 Dear Steve:

 As further inducement of the execution of the lease dated August 19, 1999 between Spencer Airport Center Phase III, LLC, a Delaware limited liability company (herein called "Lessor") and Casinovations
 Incorporated, a Nevada corporation, formerly a Washington corporation (herein called "Lessee").

 Lessee will have two (2) months forgiveness of base rent only after the Building Department Signs Off on the building for occupancy. Lessor will invoice lessee during this two (2) month forgiveness of base rent for operating expenses only. This two (2) month and the lease of eighty-four (84) months total eighty-six (86) months and all terms and conditions will be in effect for the entire term.

 Sincerely,
                                                 AGREED AND ACCEPTED THIS
                                                      9 DAY OF 9 1999.

/S/ Lee W. Phelps                                /S/ Steven J. Blad
-------------------------                        -------------------------------
Lee W. Phelps                                    President & CEO
LWP/jrt


 6754 Spencer Street, Las Vegas, NV. 89119 o (702) 367-3000 o FAX (702) 795-2348

NEVADA REAL ESTATE GROUP, LLC
         Developers of the Business Business Centers





September 7, 1999



Mr. Steven Blad
Casinovations Incorporated
6744 Spencer Street
Las Vegas, NV 89119

RE:   Spencer Airport Center - Phase III
       Buildings "A-1, A-2, B-1, B-2, Cl and C2" (6830 Spencer)

Dear Steve:

We are pleased to provide you with four (4) execution copies of the Lease agreement, Rider to Lease and exhibits for the premises at 6830 Spencer Street.

The enclosed lease provides for a eighty-four (84) month term to commence approximately *November 15, 1999. The monthly rental information and other terms are located on page three of the attached lease.

ADDITIONAL LEASE PROVISIONS:
----------------------------

1) Please note the attached new Rider to Lease, everything else in this lease is the same as your existing lease.

2) *We are projecting a November 15, 1999 occupancy date providing we obtain the "INTERIOR TENANT IMPROVEMENT" permit by September 14, 1999. I do not want to give you a date we cannot live with baring any acts of God beyond our control. We plan on completing the building sooner, so it is important that we all execute the final interior tenant improvement plans. Once everything is signed we will give you a more definitive completion date.

3) Per article 1.10 Building Improvements - This lease has a total buildout allowance of $745,000.00 per the attached plans. IT IS FURTHER AGREED, IF CASINOVATIONS' OR ANY GOVERNMENT AGENCY DOES NOT MODIFY THE ABOVE-MENTIONED PLANS, ANY ADDITIONAL COSTS, WILL BE BORE BY LESSOR. After your new building is completed we will have a Lessee Certificate prepared modifying the proposed start date to the actual start date of your new lease. LESSOR WILL MARK ALL PARKING STALLS DESIGNATED FOR CASINOVATIONS' AT LESSOR'S EXPENSE.

4) As we did in your previous lease, attached for convenience is our requirements for liability insurance. Please forward this information to your carrier so that we are provided the proper insurance coverage prior to obtaining the key for said premises.

 6754 Spencer Street, Las Vegas, NV. 89119 o (702) 367-3000 o FAX (702) 795-2348

Steven Blad
September 7, 1999
Page 2


5) Also included is a Utility Information Form to assist in making arrangements for the necessary utilities in this new unit. This will need to be done approximately one (1) month prior to the completion.

6) The following is the same as your existing lease. Lessee shall bear all expense for interior maintenance, telephone, electricity, personal alarm systems, gas if needed and trash removal. Providing Lessee, its employees, invitees or agents do not modify or cause damage to the heating, ventilation and air conditioning unit (HVAC), plumbing or mechanical, then Lessor shall warrant same for the initial lease year at which time Lessee shall then be made responsible for all repairs/replacement to same. The operating expenses include Lessor each quarter to replace filters for HVAC.

7) Since we restructured your free rent period, we will accept $42,968.00 currently and one half rent/operating expenses when the Building Department Signs Off and one half rent/operating expenses 30 days after. Following Lessor's receipt of the executed Leases and a deposit check in the amount of $92,983.00 which represents one month's security deposit of $42,968.00 plus first month's rent and operating expenses of $50,015.00. Lessor will proceed accordingly with the processing of plans, building permits, obtaining final bids, etc

This Lease, when executed by both parties, will contain their full agreement. If said Lease is not mutually executed by both parties, then the parties to this lease proposal will have no further obligation to each other.



Sincerely,


/S/ Lee w. Phelps                              AGREED AND ACCEPTED THIS
---------------------------                         9 DAY OF 9 1999.
Lee W. Phelps
LWP/jrt                                        /S/ Steven J. Blad
                                               -------------------------------
Enc.                                           President & CEO
cc:       Brad Miller
          Dennis Senfi
          Stanley Gentzler
          Nick Stark


 6754 Spencer Street, Las Vegas, NV. 89119 o (702) 367-3000 o FAX (702) 795-2348

                                                                          9/8/99

B.H. MILLER CONTRACTORS
PROJECT:CASINOVATIONS
CLIENT;
BUILDING SIZE; 59,038 S.F. OFFICE; 20,815 S.F.
DATE      BUDGET
DATE OF PLANS: 8/15/99


CODE      DESCRIPTION                        BUILDING
02080     SAWCUT & DEMO. @ WINDOWS           $          -
02080     SAWOUT & DEMO. @ FLOOR             $      1,600.00
03300     BUILDING CONCRETE                  $      2,200.00
05120     STRUCTURAL & MISC. STEEL           $          -
03300     FRONT MONUMENT                     $          -
06410     CABINETWORK (ALLOWANCE)            $      3,200.00
07210     INSULATION                         $     17,200.00    *
07510     BUILT-UP ROOFING                   $      6,900.00
07600     FLASHING & SHEET METAL             IN HVAC
08100     H.M. DOOR & FRAME                  $     41,575.00
08800     STOREFRONT, GLASS & GLAZING        $      6,500.00
09250     DRYWALL & METAL STUD FRAMING       $    131,800.00    *
09510     ACOUSTICAL CEILING                 $     29,900.00    *
09650     VCT ( FLOORING ALLOWANCE)          $      1,200.00
09680     CARPET ( FLOORING ALLOWANCE)       $     31,480.00
09920     PAINTING                           $     17,975.00    *
09971     FRP                                $      3,005.00    *
10160     TOILET PARTITIONS                  $      2,900.00    *
10520     FIRE EXTINGUISHER                  $      1,200.00
10800     BATHROOM ACCESSORIES               $      2,950.00    *
15400     PLUMBING                           $     35,380.00    *
15501     FIRE SPRINKLER SYSTEM              $     28,835.00    *
15801     HVAC                               $    118,400.00    *
16001     ELECTRICAL                         $    141,800.00    *

                          SUBTOTAL           $    626,000.00

                                             $     31,300.00
98001     GENERAL CONDITIONS                 $     32,865.00
99001     CONTRACTORS FEE                    $      6,901.65
01650     GENERAL LIABILITY INSURANCE        $     71,066.65


          PLANS CHECK FEE                    $      2,055.00
          BUILDING PERMIT                    $      3,180.00
          SEWER FIXTURE FEE                  $     17,760.00
          TRANSPORTATION FEE                 $          -
          DESIGN FEE/PRINTS                  $     26,825.00

                          TOTAL              $     49,820.00


                          GRAND TOTAL        $    746,886.65

                                 STANDARD LEASE
                             SPENCER AIRPORT CENTER

ARTICLE 1        BASIC LEASE TERMS
        1.01     Premises Leased
        1.02     Project
        1.03     Term
        1.04     Rent
        1.05     Operating Expenses
        1.06     Security Deposit
        1.07     Permitted Use
        1.08     Addresses for Payments, Notices and Deliveries
        1.09     Broker
        1.10     Building Improvements
        1.11     Payments Upon Execution

ARTICLE 2        PREMISES
        2.01     Leased Premises
        2.02     Delivery and Acceptance of Premises
        2.03     Building Name and Address

ARTICLE 3        TERM
        3.01     General
        3.02     Tender of Possession by Lessor
        3.03     Delay in Possession
        3.04     Early Occupancy
        3.05     Option Term(s)

ARTICLE 4        RENT AND OPERATING EXPENSES
        4.01     Base Rent
        4.02     Operating Expenses
        4.03     Cost of Living Increases
        4.04     Security Deposit
        4.05     Option Rent

ARTICLE 5        USES
        5.01     Use
        5.02     Hazardous Materials
        5.03     Signs and Auctions
        5.04     Year 2000 Compliance
        5.05     Illegal Drug/Use Abuse

ARTICLE 6        COMMON FACILITIES AND VEHICLE PARKING
        6.01     Operation and Maintenance of Common Facilities
        6.02     Use of Common Facilities
        6.03     Parking
        6.04     Changes and Additions by Lessor

ARTICLE 7        MAINTENANCE, REPAIRS AND ALTERATIONS
        7.01     Lessor's Obligations
        7.02     Lessee's Obligations
        7.03     Alterations and Additions
        7.04     Utility Additions
        7.05     Entry and Inspection

ARTICLE 8        TAXES AND ASSESSMENTS ON LESSEE'S PROPERTY
        8.01     Taxes on Lessee's Property

ARTICLE 9        UTILITIES

ARTICLE 10       ASSIGNMENT AND SUBLETTING
        10.01    Rights of Parties
        10.02    Effect of Transfer

ARTICLE 11       INSURANCE AND INDEMNITY

        11.01    Liability Insurance - Lessee
        11.02    Lessor's Insurance
        11.03    Waiver of Subrogation
        11.04    Policies
        11.05    Lessee's Indemnity
        11.06    Lessor's Non-Liability

ARTICLE 12       DAMAGE OR DESTRUCTION
        12.01    Restoration

ARTICLE 13       EMINENT DOMAIN
        13.01    Total or Partial Taking
        13.02    Temporary Taking
        13.03    Taking of Parking Area

ARTICLE 14       SUBORDINATION, ESTOPPEL CERTIFICATE
        14.01    Subordination
        14.02    Estoppel Certificate

ARTICLE 15       DEFAULTS AND REMEDIES
        15.01    Lessee's Defaults
        15.02    Lessor's Remedies
        15.03    Repayment of "Free" Rent
        15.04    Cumulative Remedies
        15.05    Late Payments
        15.06    Right of Lessor to Perform
        15.07    Default by Lessor
        15.08    Expenses and Legal Fees

ARTICLE 16       END OF TERM
        16.01    Holding Over
        16.02    Merger on Termination
        16.03    Surrender of Premises; Removal of Property
        16.04    Termination; Advance Payments

ARTICLE 17       PAYMENTS AND NOTICES

ARTICLE 18       LIMITATION OF LIABILITY

ARTICLE 19       BROKER'S COMMISSION

ARTICLE 20       TRANSFER OF LESSOR'S INTEREST

ARTICLE 21       INTERPRETATION
        21.01    Gender and Number
        21.02    Headings
        21.03    Joint and Several Liability
        21.04    Successors
        21.05    Time of Essence
        21.06    Severability
        21.07    Entire Agreement
        21.08    Covenants and Conditions
        21.09    Counterparts
        21.10    Indemnities
        21.11    Attachments

                                      LEASE
                             (FREESTANDING BUILDING)

         This lease is hereby dated for reference purposes only as of August 19, 1999 by and between SPENCER AIRPORT CENTER PHASE III, LLC, a Delaware limited liability company (herein called "Lessor") and CASINOVATIONS INCORPORATED, a Nevada corporation, formerly a Washington corporation (herein called "Lessee").

ARTICLE 1  BASIC LEASE TERMS

         Each reference in this Lease to the "Basic Lease Terms" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining articles of this Lease.

1.01 Premises Leased:
                  a.       Premises Address: 6830 Spencer Street
                  b.       Rental Area: 58,725 approximate square feet
                  c.       Building Designation: "A-1, A-2, B-1, B-2, C-1 and
                           C-2"

1.02 Project:
                  a.       Project Name: Spencer Airport Center - Phase III
                  b.       Total Project Rental Area: 87,067 square feet

1.03 Term:
                  a. Commencement Date: January 15, 2000 contingent upon Building Department sign off stipulating the Building is ready for occupancy by Lessee.
                  b. Number of Calendar Months (Initial Term): 84 (eighty-four) months
                  c.       Option to: One (1) five (5) year option.

1.04 Rent:
                  a. Base Rent: Initial Term (i) Months one (1) through five (5) will be free of base rent only for fixturization; (ii) $42,968.000/month during months six (6) through twenty-four (24); (iii) $42,968.00/during months twenty-five through eighty-four (84) plus annual CPI increase capped at three percent (3%) per annum per Article 1.04b below. Where reference is made in this Lease to rent as provided in Section 1.04a, or where such reference is made to the term "Original Monthly Rent", such rent shall be deemed to be $42,968.00. In addition, operating expenses are due and payable throughout the term of the Lease.

                  b. Rent Adjustments: The base rent shall be increased annually commencing the twenty-five (25) month of this Lease in accordance with the Consumer Price Index, as provided in Section 4.03. Said adjustment will have a cap of 3% per annum.

1.05 Operating Expenses: Lessor estimates Operating Expenses during the calendar year when the Lease commences to be (i) $7,047.00 per month. Operating Expenses are in addition to the Base Rent set forth in Section 1.04.

1.06 Security Deposit: $42,968.00

1.07 Permitted Use: Office and manufacturing of gaming products; lessee may use the premises for any lawful purpose, not otherwise prohibited by Section 5.01, providing no hazardous or environmental materials are placed on the premises.

1.08 Addresses for Payments, Notices and Deliveries:

                  Lessor: Spencer Airport Center Phase III, LLC 6754 Spencer Street
                                    Las Vegas, Nevada 89119

                  Lessee:           Casinovations Incorporated
                                    6830 Spencer Street
                                    Las Vegas, NV 89119

1.9  Brokers:                       Nevada Brokers, Inc.
                                    6754 Spencer Street
                                    Las Vegas, NV 8919

1.10 Building Improvements: The tenant improvement allowance including plans, permits swamp coolers, warehouse strip lighting, new exterior design (Exhibit C attached) and fees shall be $745,000.00 is contingent upon final improvements plans being signed by Lessee and Lessor which will incorporate final construction costs . Should Lessee anytime throughout the lease term, desire to perform additional modifications at Lessee's cost, bids may be obtained from Lessor's contractor or another licensed, bonded contractor subject to Lessor's approval. If an outside contractor is chosen, Lessee shall be subject to the following requirements: Lessee must meet with Lessor to review the selected contractor's bid in order to ascertain that all construction modifications meet code requirements, prior to commencement of construction; Provide Lessor with contractor's license and bond status; Comply with the attached Tenant Specification Guidelines; Provide Lessor with the buildout plans and subsequent permits for same prior to construction; and Provide Lessor with the Building Department final sign off and Certificate of Occupancy. Lessor will post Notice of Non-Responsibility during said modification period.

1.11 Payments Upon Execution: The first installment of Base Rent $42,968.00 the first month's Operating Expenses $7,047.00, and a Security Deposit of $42,968.00 for a total of $92,983.00, which shall be delivered to Lessor concurrently with Lessee's execution of this Lease.

ARTICLE 2  PREMISES

2.01 Leased Premises: Lessor leases to Lessee and Lessee rents from Lessor the Premises (herein the "Premises"), containing the rental area set forth in
Section 1.01b of the Basic Lease Terms. The Premises are located at the building identified in the Basic Lease Terms (which together with underlying real property is called herein the "Building"), and is a portion of the project including other buildings described in Section 1.02a of the Basic Lease Terms (herein the "Center"). The Premises and the Center are indicated on a site plan attached hereto as Exhibit "A". If, upon completion of the space plans for the Premises, Lessor's architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Terms, then Lessor shall so notify Lessee, and the Base Rent (as shown in Section 1.04 of the Basic Lease Terms) shall be promptly adjusted in proportion to the change in square footage. Within ten (10) days following Lessor's request, the parties shall memorialize the adjustments by executing a certificate to this Lease prepared by Lessor, provided that the failure or refusal by either party to execute the certificate shall not affect its validity. The form of such certificate is Exhibit "B".

2.02 Delivery and Acceptance of Premises: Lessor shall deliver the Premises to Lessee clean and free of debris, on the Commencement Date (unless Lessee is already in possession), and Lessor further warrants to Lessee that the Common Facilities referred to in Article 6, plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment with the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, access doors, loading doors, plate glass and skylights shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within six (6) months after the Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder, unless such defect is not readily ascertainable during that period of time. The warranty contained in this Section shall be of no force or effect if prior to the date of this Lease Lessee was the owner or occupant of the Premises.

         Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

2.03 Building Name and Address: Lessee shall not utilize any name selected by Lessor from time to time for the Building as any part of Lessee's corporate or trade name. Lessor shall have the right to change the name, number or designation of the Building without notice or liability to Lessee.

ARTICLE 3  TERM

3.01 General: The term shall be for the period shown in Section 1.03b of the Basic Lease Terms. Subject to the provisions of Section 3.03, the term shall commence on the commencement date (herein "Commencement Date") on the earliest of (a) the Estimated Commencement Date as set forth in Section 1.03a of the Basic Lease Terms, or (b) the date Lessee acquires possession or commences use of the Premises for any purpose other than construction. Within ten (10) days after possession of the Premises is tendered to Lessee, the parties shall execute the Exhibit "B" Certificate form provided by Lessor, which shall state the Commencement Date and the expiration date ("Expiration Date") of the Lease. Lessee's failure to execute that form shall not affect the validity of Lessor's determination of those dates.

3.02 Tender of Possession by Lessor: The Premises shall be deemed ready for occupancy upon the tendered date, but only if and when Lessor, to the extent applicable, (a) has provided reasonable access to the Premises for Lessee so that it may be used without unnecessary interference, (b) has substantially completed all the work required to be done by Lessor in this Lease, and (c) has obtained requisite governmental approvals to Lessee's occupancy.

3.03 Delay in Possession: Notwithstanding the provisions of Section 3.01, if Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on/or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Lessor be liable to Lessee for any resulting loss or damage. However, Lessee shall not be liable for any rent and the Commencement Date shall not occur until Lessor delivers possession of the Premises and the Premises are in fact ready for occupancy in accordance with Section 3.02; except that if Lessor's failure to so deliver possession on the Estimated Commencement Date is attributable to any material action or inaction by Lessee (including any tenant improvement construction change orders requested by Lessee or Lessee's failure to supply any information required from Lessee or the furnishing by Lessee of inaccurate or erroneous estimates, specifications, data or other information), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Lessee, and Lessor shall be entitled to full performance by Lessee (including the payment of rent) from the Estimated Commencement Date.

3.04 Early Occupancy: If Lessee occupies the Premises prior to the Estimated Commencement Date, Lessee's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Lessee shall not pay Base Rent, Operating Expenses and all other charges, including, without limitation, insurance specified in this Lease for the early occupancy period, upon Lessor's demand for same.

3.05 Option Term(s): Lessee is hereby granted the right and option to extend this Lease for the additional term or terms as provided in Section 1.03c (herein "Option Term" or "Option Terms") commencing at the expiration of the Initial Term at a mutually agreeable increase. Such option is granted upon the following terms and conditions:

         a. The Option Term(s) shall be on the same terms, covenants, conditions, provisions and agreements as in this Lease and any amendments thereto except for forgiveness of Base Rent, if applicable.

         b. Lessee duly and regularly pays the rent and all other amounts required to be paid pursuant to this Lease and performs each and every covenant, provision and agreement on the part of the Lessee to be paid, rendered, observed and performed herein.

         c. Lessee gives to Lessor and Lessor receives from Lessee written notice of the exercise of each option to extend this Lease no earlier than nine
(9) months and no later than six (6) months prior to the expiration of the term immediately preceding the Option Term(s) to be exercised, time being of the essence. If said notification is not given and received, the option to be exercised shall automatically expire. Failure to exercise the first option shall result in automatic expiration of the second if one so exists.

ARTICLE 4  RENT AND OPERATING EXPENSES

4.01 Base Rent: From and after the Commencement Date, Lessee shall pay without deduction or offset a Base Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Section 1.04a of the Basic Lease Terms. The rent shall be due and payable in equal monthly installments on the first day of each month, in advance, except that if the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starting with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required.

4.02 Operating Expenses:

         a. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each year of the term of this Lease.

         b. "Lessee's Share" is defined, for purposes of this Lease, as the percentage determined by dividing the square footage of the Premises by the total square footage of the rentable space contained in the Center. It is understood and agreed that the square footage figures set forth in the Basic Lease Terms are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Center.

         c. The term "Operating Expenses" shall include (i) all expenses attributable to Lessor's obligations for operation, replacement, repair and maintenance in neat, clean, good order and condition of the Center, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, common lighting facilities, fences and gates, tenant directories and any other services to be provided by Lessor under this Lease; (ii) property taxes , general or special assessments, and costs and expenses in contesting the amount or validity of any property tax by appropriate proceedings; (iii) parkway water and sewer charges and other publicly mandated services to the Center; (iv) insurance premiums for liability and property insurance maintained by Lessor pursuant to Article 11 or reasonable premium equivalents should Lessor elect to self-insure any risk that Lessor is authorized to insure hereunder; (v) license, permit and inspection fees; (vi) air conditioning maintenance; (vii) supplies, materials, equipment, tools, amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation , labor, any expense incurred pursuant to Article 6, 7, 11 and 12, and (viii) a reasonable overhead/management fee which shall include, without limitation, allocated wages and salaries, fringe benefits and payroll taxes for administrative, accounting and other personnel applicable to the Center. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Lessor, including reasonable supervisory or overhead fees. The term "property taxes" (billed separately) as used herein shall include the following: (i) all real estate taxes or personal property taxes (on Lessor's personal property used for the Center), as such property taxes may be reassessed from time to time; (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Premises and/or the Center, and any improvements, fixtures and equipment and other property of Lessor located in the Center, except that general net income and franchise taxes imposed against Lessor which shall be excluded; and (iii) any tax surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article 8. A copy of Lessor's unaudited statement of expenses shall be made available to Lessee upon request.

         d. The inclusion of the improvements, facilities and services set forth in the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Center already has the same, Lessor already provides the services or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

         e. Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year of the Term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of the Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to

Lessee within sixty (60) days after expiration of each calendar year a reasonably detailed statement showing Lessee's share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this subparagraph during said preceding calendar year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit in the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this subparagraph during said preceding calendar year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement. Changes in rental amounts will be made March 1st of each year.

         f. If, at any time during any calendar year, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Operating Expenses for the year, then Lessee's estimated amount of Operating Expenses shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Lessee's proportionate share of the increase. Lessor shall give Lessee written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Lessee's monthly share thereof and the months for which the payments are due. Lessee shall pay the increase to Lessor as a part of the Lessee's monthly payments of Estimated Operating Expenses as provided in subparagraph "b" above, commencing with the month in which effective.

         g. Even though the Lease has terminated and Lessee has vacated the Premises, when the final determination is made of Lessee's Share of Operating Expenses for any prior calendar year in which the Lease terminates, Lessee shall immediately upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be immediately rebated by Lessor to Lessee.

4.03 Cost of Living Increases: Upon the expiration date of the month referenced in Section 1.04b of the Basic Lease Terms after the commencement of the Term, and upon the expiration of each twelve (12) calendar month period thereafter during the Term hereof, rent shall be adjusted by multiplying the Base Rent as referenced in Section 1.04a of the Basic Lease Terms by a fraction, which fraction shall have as its numerator the Consumer Price Index For All Urban Consumers using the U.S. City Average (or alternative thereto as hereinafter provided) (Base Period 1982-84=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the calendar month which is four (4) months prior to the expiration of the applicable twelve (12) month period, and which such fraction shall have as its denominator said Consumer Price Index, as published for the calendar month which is four (4) months prior to the commencement of the Term. If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. In the event that the Bureau should cease to publish said Index figure, then any similar Index published by any other branch or department of the U.S. Government shall be used. In the event said Bureau shall publish more than one such index, the index showing the greater proportionate increase shall be used, and if none is so published, then another index generally recognized as authoritative shall be substituted by agreement of the parties hereto, or if no such agreement is reached within a reasonable time, either party may make application to any court of competent jurisdiction to designate such other index. In any event, the base used by any new index shall be reconciled to the 1982-84=100 Base Index. In no event shall the rent to be paid by Lessee pursuant hereto be less than the Base Rent set forth in Section 1.04a of the Basic Lease Terms or the Base Rent as adjusted with respect to the next preceding twelve (12) month period, whichever is the greater. In the event the numerator of said fraction is not available at the time of adjustment of the rent as provided herein, Lessee shall continue to pay the rent established for the immediately prior twelve (12) month period; provided, however, Lessee shall promptly pay to Lessor any deficiency at such time as said rent is adjusted. Said adjustment will commence with the twenty-fifth (25) month of the Term with a cap of 3% per annum.

4.04 Security Deposit: Concurrently with the execution of this Lease, Lessee shall deposit with Lessor the sum stated in Section 1.06 of the Basic Lease Terms, to secure the faithful performance of Lessee's obligations hereunder. If Lessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the Base monthly rent shall, from time to time, increase during the Term, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original Base monthly rent set forth in this Article. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the Term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said security deposit. In no event may Lessee unilaterally apply or credit its deposit against the last month's rent. Should Lessor sell its interest in the Premises during the Term hereof and if Lessor deposits with the Purchaser thereof, the then unappropriated funds deposited by Lessee as aforesaid, thereupon Lessor shall be discharged from any further liability with respect to such deposit.

4.05 Option Rent: If Lessee duly exercises its option to extend this Lease as provided in Section 3.05 above, the rent payable during the Option Term, each annual CPI adjustment will have a cap of 5% but no less than 3%.

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ARTICLE 5 USES

5.01 Use: Lessee shall use the Premises only for the purposes stated in Section
1.07 of the Basic Lease Terms. Lessee shall not do, or permit anything to be done, in or about the Premises which will in any way interfere with the rights of other occupants of the Building, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee permit any nuisance or commit any waste in the Premises. Lessee shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building and/or their contents, and shall comply with all applicable insurance underwriters' rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Lessee shall comply, at its expense, with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Lessee or its use of the Premises, including without limitation, all federal and state occupational health and safety requirements, whether or not Lessee's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Lessee shall promptly upon demand reimburse Lessor for any additional insurance premium charged by reason of Lessee's failure to comply with the provisions of this Section, and shall indemnify Lessor from any liability and/or expense resulting from Lessee's noncompliance.

5.02 Hazardous Materials: Lessee shall not cause, permit or allow any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Lessor (which consent Lessor shall not unreasonably withhold as long as Lessee demonstrates to Lessor reasonable satisfaction that such Hazardous Materials are necessary to Lessee's business, and will be used, kept and stored in a manner that complies with all Hazardous Materials Laws (as defined below) regulating any such Hazardous Materials so brought upon, used or kept in or about the Premises). If (i) Lessee, its employees, invitees or agents breach any obligation stated in the preceding sentence, or (ii) the presence of Hazardous Materials in the Premises caused or permitted by Lessee results in contamination of the Premises, the Building, any structure, system or improvement, any soil or water in, on, under or about the Premises (collectively, the "Property"), or (iii) contamination of the Property by Hazardous Materials otherwise occurs for which Lessee is legally liable to Lessor for damage resulting therefrom, then Lessee shall indemnify, defend and hold Lessor and lessor's partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses, actions or causes of action (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity, damages arising from any adverse impact on marketing any of the foregoing, and sums paid in settlement of claims, attorneys' fees and costs incurred, consultant fees and expert fees) made, brought or sought against or suffered or incurred by the Indemnified Parties, or any of them, which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, attorneys' fees and expenses and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials for which Lessee is responsible. Lessee's obligations hereunder shall survive the expiration or earlier termination of the Term of this Lease. Prior to lease commencement, Lessee will provide Lessor with toxic management plans for glass and sign manufacturing.

         Lessee shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of "Hazardous Materials", "toxic substances" or "chemicals known to the State to cause cancer or reproductive toxicity" under any such Hazardous Materials Laws (collectively, "Hazardous Materials").

5.03 Signs and Auctions: Lessee shall not place any signs on the Premises without Lessor's prior written consent. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auctions or sheriff's sales from the Premises without having first obtained Lessor's prior written consent, which shall not be unreasonably withheld.

5.04 Year 2000 Compliance: The Lessee shall take reasonable steps to ensure that all computer controlled facility components that have been purchased or installed by Lessee, or over which Lessee has control, are Year 2000 compliant prior to January 1, 2000. Compliance shall be verified by physical testing of the components and/or written confirmation from the component or systems manufacturer. "Computer controlled facility components" refers to software driven technology and embedded microchip technology. This includes, but is not limited to, programmable thermostats, HVAC controllers, auxiliary elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems, and any other facilities control systems utilizing microcomputer, minicomputer, or programmable logic controllers. "Year 2000 compliant" means computer controlled facility components that accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

5.05 Illegal Drug Use/Abuse. In consideration of the execution or renewal of the lease of the premises identified in this lease, Lessor and Lessee agree as follows:

         a. Lessee, any employee of the lessee's, or a guest under the lessee's control shall not engage in criminal activity, including drug-related criminal activity, on or near the project premises. "Drug-related criminal activity" means the illegal manufacture, sale, distribution, use or possession with intent to manufacture, sell, distribute, or use, of a controlled substance (as defined in section 102 of the Controlled Substance Act 21 U.S.C. 802).

         b. Lessee, any employee of the lessee's, or guest under the lessee's control shall not engage in any act intended to facilitate criminal activity including drug-related criminal activity on or near the premises.

         c. Lessee or any employee of the lessee's will not permit the premises to be used for, or to facilitate criminal activity, including drug-related criminal activity, regardless of whether the individual engaging in such activity is AN employee or a guest.

         d. Lessee, NOR ANY employee of the lessee's WILL ENGAGE in the manufacture, sale or distribution or illegal drugs at any location, WHETHER on or near subject premises or otherwise.

         e. Lessee, any employee of the lessee's, or a guest or other person under the lessee's control shall not engage in acts of violence or threats of violence, including, but not limited to, the unlawful discharge of firearms, on or near subject premises.

ARTICLE 6  COMMON FACILITIES AND VEHICLE PARKING

6.01 Operation and Maintenance of Common Facilities: During the Term, Lessor shall operate all Common Facilities within the Center. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Building and other buildings in the Center which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Lessor for the common use of Lessor and tenants and their respective employees and invitees, including, without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas and common entrances not located within the Premises of any tenant.

6.02 Use of Common Facilities: The occupancy by Lessee of the Premises shall include the use of the Common Facilities in common with Lessor and with others for whose convenience and use the Common Facilities may be provided by Lessor, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Lessor. Lessor shall operate and maintain the Common Facilities in the manner Lessor may determine to be appropriate. Lessor shall at all times during the Term have exclusive control of the Common Facilities, and may restrain any use or occupancy, except as authorized by Lessor's rules and regulations. Lessee shall keep the Common Facilities clear of any obstruction or unauthorized use related to Lessee's operations. Nothing in this Lease shall be deemed to impose liability upon Lessor for any damage to or loss of the property of, or for any injury to , Lessee, its invitees or employees. Lessor may temporarily close any portion of the Common Facilities for repairs or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Lessor. Under no circumstances shall the right herein granted to use the Common Facilities be deemed to include the right to store any property, temporarily or permanently, in the Common Facilities. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

6.03 Parking: Subject to Lessor's right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Lessee, Lessee shall have the parking rights set forth as follows:

         a. Lessor agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") for the benefit and use of the visitors and patrons and employees of Lessee, and other tenants and occupants of the Center. The Parking Area shall include the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Lessor shall have the right and privilege of determining the nature and extent of the Parking Area, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Lessor shall keep the Parking Area in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to its facilities. Nothing contained in this Lease shall be deemed to create liability upon Lessor for any damage to motor vehicles of visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Lessor, its agents, servants and employees. Unless otherwise instructed by Lessor, every user of the Parking Area shall park and lock his or her own motor vehicle. Lessor shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations as Lessor may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area.

         b. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on, or in ramps, driveways and aisles. Only one (1) vehicle may be parked in a parking space. In no event shall Lessee interfere with the use and enjoyment of the Parking Area by other tenants of the Building or buildings within the Center or their employees or invitees.

         c. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for twenty-four (24) hour periods, in the Parking Area (other than emergency services) by any user of the Parking Area or his or her agents or employees is prohibited unless otherwise authorized by Lessor. Lessee shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Lessee make any alteration to the Parking Area.

6.04 Changes and Additions by Lessor: Lessor reserves the right to make alterations or additions to the Building(s) or the Center, or to the attendant fixtures, equipment and Common Facilities. Lessor may at any time relocate or remove any of the various buildings, parking areas and other common facilities, and may add buildings and areas to the Center from time to time. No change shall entitle Lessee to any abatement of rent or other claim against Lessor, provided that the change does not deprive Lessee of reasonable access to or use of the Premises.

ARTICLE 7  MAINTENANCE, REPAIRS AND ALTERATIONS

7.1 Lessor's Obligations:

         a. Subject to the provisions of Section 4.02 (Operating Expenses),
Article 5 (Uses), Article 6 (Building Parking), Section 7.02 (Lessee's Obligations) and Article 12 (Damage or Destruction), and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers or invitees, in which event Lessee shall, at its sole cost and expense, repair the damage further utilizing a contractor of Lessor's choice. Lessor at Lessor's expense, subject to reimbursement pursuant to Section 4.02, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, and utility installations of the Building and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Section 4.02. Lessor shall not, however, be obligated to paint the interior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this Section 7.01 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any such services when such failure is caused by accident, breakage, repairs, strikes, lockout or any other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

         b. Lessor shall warrant Lessee's heating-ventilation-air conditioning
(HVAC), plumbing and electrical throughout the first lease year of the Initial Term only. In addition, Lessor will successively perform quarterly air filter changes and annual evaporative cooler winterizing, if applicable; however, Lessor shall not be responsible for any other item pertaining to the HVAC, plumbing or electrical following said warranty during the Initial Term, including without limitation, repair or replacement. Lessor's one year warranty shall immediately expire if Lessee, its employees, invitees or agents modify or cause damage to same and Lessee shall then assume all responsibility for same, including without limitation, repair/replacement, etc. After Lessor's one year HVAC warranty, Lessor reserves the right to continue changing the HVAC filters on a quarterly basis and further winterize the warehouse evaporative coolers on an annual basis.

7.02 Lessee's Obligations:

         a. Subject to the provisions of Article 5 (Use), Section 7.01 (Lessor's Obligations) and Article 12 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows (including glass and casings), doors (including casings), plate glass and skylights located within the Premises.

         b. If Lessee fails to perform Lessee's obligations under this Section
7.02 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at fifteen percent (15%) per annum shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

7.03  Alterations and Additions:

         a. Lessee shall not, without Lessor's prior written consent which shall not be unreasonably withheld, make any alterations, improvements, additions or Utility Installments in, on or about the Premises, except for nonstructural alterations to the Premises not exceeding $5,000 in cumulative costs during the Initial Term. In any event, whether or not in excess of $5,000 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises, without Lessor's prior written consent. As used in this Lease, the term "Utility Installations" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any and all of said alterations, improvements, additions or Utility Installations at the expiration of the Initial Term, as it may have been extended, and restore the Premises to its prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialman's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of same.

         b. Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which requires the consent of Lessor, shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to perform the work from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

         c. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are, or may be secured by, any mechanic's or materialman's lien against the Premises, or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall in good faith contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof, against Lessor or the Premises upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

         d. All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Initial Term, as it may have been extended, unless Lessor requires their removal pursuant to subparagraph "a" above. Notwithstanding the provisions of this paragraph, Lessee's machinery and equipment, other than that which is affixed to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Section 7.02.

7.04 Utility Additions: Lessor reserves the right to install new or additional utility facilities throughout the Building for the benefit of Lessor or Lessee, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

7.05 Entry and Inspection: Lessor shall at reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Lessor in the Premises, to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term, or when an uncured tenant default exists, to prospective tenants), to alter, improve or repair the Premises, or as otherwise permitted in this Lease, all without being deemed to have caused an eviction of Lessee and without abatement of rent except as provided elsewhere in this Lease. If Lessee vacates the Premises, Lessor may enter the Premises and alter them without abatement of rent and without liability to Lessee. Lessor shall have the right to use any and all means which Lessor may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Lessor shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any eviction of Lessee from the Premises.

ARTICLE 8  TAXES AND ASSESSMENTS ON LESSEE'S PROPERTY

8.01 Taxes on Lessee's Property: Lessee shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Lessee located in the Premises. When possible, Lessee shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Lessee's personal property are levied against Lessor or Lessor's property is increased by the inclusion of a value placed upon the personal property of Lessee, and if Lessor pays the taxes based upon the increased assessment, Lessee shall pay to Lessor the taxes so levied against Lessor or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Lessor separately, or Lessor and Lessee jointly, is attributable to Lessee's fixtures and personal property, Lessor's reasonable determination shall be conclusive.

ARTICLE 9  UTILITIES

         Lessee shall fully and promptly pay for all gas and electric (where applicable), water, telephone and trash removal for the building and other utilities of every kind furnished to the leased Premises, together with any personal property taxes thereon, and all other costs and expenses of every kind whatsoever, of, or in connection with the use, operation and maintenance of the leased Premises and all activities conducted thereon, and Lessor shall have no responsibility of any kind for any thereof. Lessee shall put all such utilities in its own name and not that of Lessor.

ARTICLE 10  ASSIGNMENT AND SUBLETTING

10.01  Rights of Parties:

         a. No assignment (whether voluntary, involuntary or by operation of law), and no subletting shall be valid or effective without Lessor's prior written consent; such consent will not be unreasonably withheld. Further, no assignment or subletting shall relieve Lessee from its primary and ultimate obligations, responsibilities or duties under the Lease.

         b. Lessee may assign this Lease or sublet the Premises to an assignee or subtenant which controls, is controlled by or is under common control with Lessee or to any corporation resulting from the merger of or consolidation with Lessee ("Lessee's Affiliate"). In such case, any Lessee's Affiliate shall assume in writing all of Lessee's obligations under this Lease. Lessee shall in no event increase Lessee's Affiliate's rent from the rate currently being charged Lessee under this Lease.

         c. If Lessee, or any guarantor of Lessee ("Lessee's Guarantor") is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest which in one of more transfer, in the aggregate, constitutes a transfer of more than 51% of the voting stock of the of Lessee or Lessee's Guarantor, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

         d. Lessee shall reimburse Lessor for Lessor's reasonable costs and attorney's fees incurred in connection with the processing and documentation of any requested transfer. In addition, Lessee shall pay a transfer fee of $500.00 in the event the transfer is approved.

10.02 Effect of Transfer: No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Lessee shall indemnify and hold Lessor harmless, as provided in Section 11.03, for any acts or omission by Lessee's Affiliate. Each transferee, other than Lessor, shall assume all obligations of Lessee under this Lease and shall be liable jointly and severally with Lessee for the payment of all rent, and for the due performance of all of Lessee's obligations under this Lease. No transfer shall be binding upon Lessor unless any document memorializing the transfer is delivered to Lessor and, if the transfer is an assignment or sublease, both the assignee/subtenant and Lessee deliver to Lessor an executed document which contains (i) a covenant of assumption by the assignee/subtenant, and (ii) an indemnification agreement by Lessee, both satisfactory in substance and form to Lessor and consistent with the requirements of this Article; provided that the failure of the assignee/subtenant or Lessee to execute the instrument of assumption shall not release either from any obligation under this Lease. The acceptance by Lessor of any payment due under this Lease from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any transfer. Consent by Lessor to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Lessor of its rights under this Lease.

ARTICLE 11  INSURANCE AND INDEMNITY

11.01 Liability Insurance - Lessee: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Article. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

11.02 Lessor's Insurance: (Building insurance to be billed separately by Lessor to Lessee). Lessor may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Lessor in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Premises, and such other risks as Lessor or its mortgagees may from time to time deem appropriate, and comprehensive public liability coverage. Lessor shall not be required to carry insurance of any kind on Lessee's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace the property should damage occur. All proceeds of insurance maintained by Lessor upon the Premises shall be the property of Lessor, whether or not Lessor is obligated to, or elects, to make any repairs. In the event there is a deductible clause in any standard form policy insuring the Premises against fire, extended coverage and other property insurance losses, then the amount deducted from the coverage pursuant to such deductible clause shall be borne by Lessee. Any insurance containing a deductible clause of $3,000 (per occurrence) for fire, extended coverage and other property losses, shall not, by virtue of such

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deductible clause, be regarded as unsatisfactory. In the event Lessor assumes supervision and control of the repair or restoration activity for the improvements damaged or destroyed by reason of occurrences embraced by the aforesaid standard form insurance policy, Lessor shall provide Lessee with written notice of the actual cost of repair and restoration, up to the full deductible amount, and Lessee shall pay to Lessor such sum within thirty (30) days thereafter. Failure to pay such sum shall constitute a breach of the Lease and subject Lessee to any rights or remedies of Lessor as provided in the Lease.

11.03 Waiver of Subrogation: Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, or to the Premises or its contents, and which may arise out of or incident to the perils insured against under Section 11.02, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, contractors and/or invitees. The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Lessor or Lessee as the case may be.

11.04 Policies: All insurance to be maintained by Lessee under this Lease shall be procured from an insurance company or companies rated "A" or better in "Best's Insurance Guide" and authorized to do business in the State of Nevada, and Lessee shall deliver to Lessor, prior to taking occupancy of the Premises, copies of insurance binders required to be maintained by Lessee hereunder, together with evidence of the payment of the premiums thereof. Insurance binders shall name Lessor and all members thereof as "Additional Insured." The binders evidencing such insurance shall provide that they shall not be canceled or modified except after thirty (30) days prior written notice of intention to modify or cancel has been given to Lessor and any encumbrancer named as beneficiary thereunder. At lease ninety (90) days prior to the expiration date of any policy to be maintained by Lessee hereunder, Lessee shall deliver to Lessor a renewal policy or "binder" therefor.

11.05 Lessee's Indemnity: To the fullest extent permitted by law, Lessee shall defend, indemnify and hold harmless Lessor, its agents and any and all affiliates of Lessor, including, without limitation, its members, co-venturers, corporations or other entities controlling, controlled by or under common control with Lessor, from and against any and all claims or liabilities arising either before or after the Commencement Date from Lessee's use or occupancy of the Premises, the Building, or from the conduct of its business, or from any activity, work or thing done, permitted or suffered by Lessee or its agents, employees, invitees or licensees in or about the Premises, the Building, or from any default in the performance of any obligation on Lessee's part to be performed under this Lease, or from any act or negligence of Lessee or its agents, employees, visitors, patrons, guests, invitees or licensees. In case Lessor, its agent or affiliates are made a party to any litigation commenced by or against Lessee (relating to Lessee's use and occupancy of the Premises), then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by Lessor in connection with the litigation. Lessor may, at its option, require Lessee to assume Lessor's defense in any action covered by this Section through counsel satisfactory to Lessor.

11.06 Lessor's Non-Liability: Lessor shall not be liable to Lessee, its employees, agents and invitees, and Lessee hereby waives all claims against Lessor for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, unless Lessor, its agents, invitees and/or employees cause such loss, damage or injury through their own negligence or willful misconduct. Neither Lessor nor its agents shall be liable for interference with light or other similar intangible interests. Lessee shall immediately notify Lessor in case of fire or accident in the Premises, the Building and of defects in any improvements or equipment.

ARTICLE 12  DAMAGE OR DESTRUCTION

12.01 Restoration:

         a. If the Building of which the Premises are a part is damaged, Lessor shall repair that damage as soon as reasonably possible, at its expense, unless:
(i) Lessor reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Lessor's fire and extended coverage insurance (or by normal extended coverage policy should Lessor fail to carry that insurance); or (ii) Lessor reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Lessor reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Initial Term, as it may have been extended. Should Lessor elect not to repair the damage for one of the preceding reasons, Lessor shall so notify Lessee in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

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

         b. Unless Lessor elects to terminate this Lease in accordance with subsection "a" above, this Lease shall continue in effect for the remainder of the Initial Term, as it may have been extended; provided that if the damage is so extensive as to reasonably prevent Lessee's substantial use and enjoyment of the Premises for more than six (6) months, then Lessee may elect to terminate this Lease by written notice to Lessor within the sixty (60) day period stated in subsection "a".

         c. Commencing on the date of any damage to the Building, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

         d. Notwithstanding the provisions of subsections "a", "b" and "c" of this Section, the cost of any repairs shall be borne by Lessee, and Lessee shall not be entitled to rental abatement or termination rights if the damage is due to the fault or neglect of Lessee or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Lessor to repair any improvements or fixtures that Lessee is obligated to repair or insure pursuant to any other provisions of this Lease. Lessee will have liability for repairs unless Lessor, its agents, invitees and/or employees cause such damage through their own negligence or willful misconduct or by such act of God.

ARTICLE 13  EMINENT DOMAIN

13.01 Total or Partial Taking: If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Lessee or Lessor may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building, other than the Premises, is taken or sold in lieu of taking, and if Lessor elects to restore the Building in such a way as to alter the Premises materially, Lessor may terminate this Lease, by written notice to Lessee, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Lessor shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Lessee for the rent corresponding to the time during which, and to the part of the Premises of which, Lessee is deprived on account of the taking and restoration. In the event of a taking, Lessor shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Lessee; provided that nothing in this Section shall be deemed to give Lessor any interest in, or prevent Lessee from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Lessee or for relocation recoverable from the taking authority.

13.02 Temporary Taking: No temporary taking of the Premises shall terminate this Lease or give Lessee any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Lessee. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed ninety (90) days.

13.03 Taking of Parking Area: In the event there shall be a taking of the Parking Area such that Lessor can no longer provide sufficient parking to comply with this lease, Lessor may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Lessor fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Lessee's use and enjoyment of the Premise, Lessee may, at its option, terminate this Lease by written notice to Lessor, and such termination shall be effective thirty (30) days after written notice of termination is given by Lessee. If this Lease is not so terminated by Lessee within thirty (30) days after this taking, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE 14  SUBORDINATION; ESTOPPEL CERTIFICATE

14.01 Subordination:

         a. This Lease shall be subordinate to all ground or underlying leases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Lessee is not in default under this Lease, this Lease shall not be terminated or Lessee's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Lessee has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Lessee shall become a tenant of and attorney to the successor-in-interest to Lessor upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Lessor's successor for that purpose. Lessee shall also, upon written request of Lessor, execute and deliver all instruments as may be required from time to time to subordinate the rights of Lessee under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust, or if requested by Lessor, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

         b. Failure of Lessee to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) days after written request by Lessor, shall constitute a default under this Lease. In that event, Lessor, in addition to any other rights or remedies it might have, shall have the right, by written notice to Lessee, to terminate this Lease as of a date not less than twenty (20) days after the date of Lessor's notice. Lessor's election to terminate shall not relieve Lessee of any liability for its default.

14.02  Estoppel Certificate:

         a. Lessee shall, at any time upon not less than twenty (20) days' prior written notice from Lessor, execute, acknowledge and deliver to Lessor, in any form that Lessor may reasonably require, a statement, in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease is unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Lessee's knowledge, there are no uncured defaults on the part of Lessor, or specifying each default if any are claimed, and (iii) setting forth all further information that Lessor may reasonably require. Lessee's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building.

         b. Lessee's failure to deliver any estoppel statement within the provided time shall be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor,
(ii) there are no uncured defaults in Lessor's performance, and (iii) not more than one month's rental has been paid in advance.

ARTICLE 15  DEFAULTS AND REMEDIES

15.01 Lessee's Defaults: In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Lessee:

         a. The abandonment of the Premises by Lessee. Abandonment is defined to include, but not limited to, any absence by Lessee from the Premises for ten
(10) days or longer.

         b. The failure by Lessee to make any payment of rent or additional rent required to be made by Lessee, as and when due, where the failure continues for a period of ten (10) days after the date such payment was due. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever, other than Base Rent, to be paid by Lessee pursuant to the terms of this Lease.

         c. Assignment, sublease, encumbrance or other transfer of the Lease by Lessee, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Lessor.

         d. The discovery by Lessor that any financial statement provided by Lessee, or by any affiliate, successor or guarantor of Lessee was materially false or misleading.

         e. The failure or inability by Lessee to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Lessee, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Lessor to Lessee. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion in a time period not to exceed thirty (30) days.

         f. (i) The making by Lessee of any general assignment for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, if possession is not restored to Lessee within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where the seizure is not discharged within thirty (30) days; or (v) Lessee's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Lessor shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Lessor, nor shall there be any presumption attributable to Lessor of Lessee's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

15.02 Lessor's Remedies: On the occurrence of any default by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have:

         a. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including (i) the worth at the time of the award of the unpaid Base Rent, additional rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, additional rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Lessor proves could not have been reasonably avoided;
(iii) the worth at the time of the award of the amount by which the unpaid Base Rent, additional rent and other charges which would have been paid for by the balance of the term after the time of award exceeds the amount of such rental loss that Lessor proves could not have been reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Lessor in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Lessor's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts "(i)" and "(ii)" above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may be then the maximum lawful rate. As used in subpart "(iii)" above, the "worth at the time of the award" is computing by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Lessee shall have abandoned the Premises, Lessor shall have the option of (i) retaking possession of the Premises and recovering from Lessee the amount specified in this Section 15.02a, or (ii) proceeding under Section 15.02b.

         b. Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         c. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the Property is located.

15.03 Repayment of "Free" Rent: If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent, or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Lessee shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Lessee has fully, faithfully and punctually performed all of Lessee's obligations hereunder, including the payment of all rent (other than Abated Rent) and all other monetary obligations and the surrender of the property in the physical condition required by this Lease. Lessee acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Lessee's full, faithful and punctual performance of its obligations under this Lease. If Lessee defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under this Lease.

15.04 Cumulative Remedies: Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

15.05 Late Payments: Any rent due under this Lease that is not paid to Lessor within ten (10) days of the date when due shall bear interest fifteen percent (15%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Lessee under this Lease. In addition, Lessee acknowledges that the late payment by Lessee to Lessor, of rent, will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after the date due, then Lessee shall pay to Lessor, in addition to the interest provided above, a late charge in the amount of ten percent (10%) of each delinquent payment. Acceptance of a late charge by Lessor shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor shall it prevent Lessor from exercising any of its other rights and remedies.

15.06 Right of Lessor to Perform: All covenants and agreements to be performed by Lessee under this Lease shall be performed at Lessee's sole cost and expense and without any abatement of rent or right of set off. If Lessee fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 15.01, then in addition to any other available remedies, Lessor may, at its election, make the payment or perform the other act on Lessee's part. Lessor's election to make the payment or perform the act on Lessee's part shall not give rise to any responsibility of Lessor to continue making the same or similar payments or performing the same or similar acts. Lessee shall, promptly upon demand by Lessor, reimburse Lessor for all sums paid by Lessor and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Lessor. Lessor shall have the same rights and remedies if Lessee fails to pay those amounts as Lessor would have in the event of a default by Lessee in the payment of rent.

15.07 Default by Lessor: Lessor shall not be deemed to be in default in the performance of any obligation under this Lease unless, and until, it has failed to perform the obligation within thirty (30) days after written notice by Lessee to Lessor specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

15.08 Expenses and Legal Fees: Lessee shall reimburse Lessor upon demand, for any costs or expenses incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of, or to enforce, the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party if due to negligence by Lessee, or by or against any person holding any interest under or using the Premises by license of or agreement with Lessee; (b) for foreclosure for any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any negligent act by Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to lessor or, at Lessee's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

ARTICLE 16  END OF TERM

16.01 Holding Over: This Lease shall terminate without further notice upon the expiration of the Term (herein "Expiration Date"), and any holding over by Lessee after the Expiration Date shall not constitute a renewal or extension of this Lease, or give Lessee any rights under this Lease, except when in writing, signed by both parties. If Lessee holds over for any period after the Expiration (or earlier termination) of the Term, Lessor may, at its option, treat Lessee as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the greater of (a) the total monthly rental for the month immediately preceding the date of termination, or (b) the then currently scheduled rent for comparable space in the Building. If Lessee fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Lessor, Lessee shall indemnify and hold Lessor harmless from all loss or liability, including, without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Lessor of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to, and do not affect, Lessor's right of re-entry or any other rights of Lessor under this Lease or at law.

16.02 Merger on Termination: The voluntary or other surrender of this Lease by Lessee, or mutual termination of this Lease, shall terminate any or all existing subleases unless Lessor, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

16.03 Surrender of Premises: Removal of Property: Upon the Expiration Date, or upon any earlier termination of this Lease, Lessee shall quit and surrender possession of the Premises to Lessor in as good order, condition and repair as when received or as hereafter may be improved by Lessor or Lessee, reasonable wear and tear and repairs, which are Lessor's obligation excepted, and shall without expense to Lessor, remove or cause to be removed from the Premises all personal property and debris, except for any items that Lessor may by written authorization allow to remain. Lessee shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Lessor may instead elect to repair any structural damage at Lessee's expense. If Lessee shall fail to comply with the provisions of this Section, Lessor may effect the removal and/or make any repairs, and the cost to Lessor shall be additional rent payable by Lessee upon demand. If requested by Lessor, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quitclaiming to Lessor, all right, title and interest of Lessee in the Premises.

16.04 Termination; Advance Payments: Upon termination of this Lease under
Article 12 (Damage or Destruction), Article 13 (Eminent Domain) or any other termination not resulting from Lessee's default, and after Lessee has vacated the Premises in the manner required by this Lease, and equitable adjustment shall be made concerning advance rent, and any other advance payments made by Lessee or Lessor, and Lessor shall refund the unused portion of the security deposit to Lessee or Lessee's successor.

ARTICLE 17  PAYMENTS AND NOTICES

         All sums payable by Lessee to Lessor shall be paid, without deduction or offset, in lawful money of the United States to Lessor at its address set forth in Section 1.08 of the Basic Lease Terms, or at any other place as Lessor may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.01, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given, or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Section 1.08 of the Basic Lease Terms, or if to Lessee, at that address, or from and after the Commencement Date, at the Premises (whether or not Lessee has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered upon actual receipt or refusal thereof. If more than one Lessee is named under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 18  LIMITATION OF LIABILITY

         In consideration of the benefits accruing hereunder, Lessee agrees that in the event of any actual or alleged failure, breach or default of this Lease by Lessor: (i) the sole and exclusive remedy shall be against Lessor and its assets - Lessor's liability shall be limited to its interest in the Center; (ii) no member of Lessor shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (iii) no service of process shall be made against any member of Lessor (except as may be necessary to secure jurisdiction of the partnership; (iv) no member of Lessor shall be required to answer or otherwise plead to any service of process; (v) no judgment may be taken against any member of Lessor; (vi) any judgment taken against any member of Lessor may be vacated and set aside at any time without hearing; (vii) no writ of execution will ever be levied against the assets of any member of Lessor; and (viii) these covenants and agreements are enforceable both by Lessor and also by any member of Lessor. Lessee agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

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ARTICLE 19  BROKER'S COMMISSION

         The parties recognize as the broker(s) who negotiated this Lease, the firm(s), if any, whose name(s) is (are) stated Section 1.09 of the Basic Lease Terms, and agree that the party designated in Section 1.09 shall be solely responsible for the payment of brokerage commissions to those broker(s), and that the other party shall have no responsibility for the commissions unless otherwise provided in this Lease. Lessee warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Lessee agrees to indemnify and hold Lessor harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Lessee in connection with the negotiation of this Lease. The foregoing agreement shall survive the Expiration or earlier termination of this Lease. If Lessee fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date, Lessor shall be entitled to recover the unamortized portion of any brokerage commission funded by Lessor in addition to any other damages to which Lessor may be entitled.

ARTICLE 20  TRANSFER OF LESSOR'S INTEREST

         In the event of any transfer of Lessor's interest in the Premises, including a so-called sale-leaseback, the transferor shall be automatically relieved of all obligations on the part of Lessor accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor, in which Lessee has an interest, shall be turned over, subject to that interest, to the transferee, and Lessee is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a so-called sale-leaseback shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this Lease on the part of the Lessor shall, subject to the foregoing, be binding on Lessor, its successors and assigns, only during, and in respect to, their respective successive periods of ownership.

ARTICLE 21  INTERPRETATION

21.01 Gender and Number: Whenever the context of this Lease requires, the words "Lessor" and "Lessee" shall include the plural and well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

21.02 Headings: The captions and headings of the Articles and Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

21.03 Joint and Several Liability: If there is more than one Lessee, the obligations imposed upon Lessee shall be joint and several, and the act of, or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination, or modification of this Lease.

21.04 Successors: Subject to Articles 10 and 20, all rights and liabilities given to or imposed upon Lessor and Lessee shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Lessor and Lessee and their successors and assigns any rights or remedies under this Lease.

21.05 Time of Essence: Time is of the essence with respect to the performance of every provision of this Lease, in which time of performance is a factor.

21.06 Severability: If any term or provision of this Lease, [the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected], shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

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

21.07 Entire Agreement: The parties hereto declare and represent that no promise, inducement or agreement not herein expressed has been made to them, that this document embodies and sets forth the entire agreement and understanding between them relating to the subject matter hereof, and that it merges and supersedes all prior discussions, agreements, understandings, representations, conditions, warranties and covenants between them on said subject matter.

21.08 Covenants and Conditions: All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

21.09 Counterparts: This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

21.10 All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

21.11 Attachments: In addition to all of the exhibits referred to above, attached are the following documents which also constitute a part of this Lease:
Utilities Information Form and Center Signage Guidelines.


LESSOR:           SPENCER AIRPORT CENTER PHASE III, LLC
By:      Its Members
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By:____________________________
Michael Noulas, Second Vice President, Real Estate

NEVADA REAL ESTATE GROUP, LLC, a Nevada limited liability company

By:____________________________
Bradford H. Miller, Manager


By:____________________________
Lee W. Phelps, Manager

LESSEE:           CASINOVATIONS INCORPORATED


                  By:____________________________________________________
                  Steven J. Blad, President and  Chief Executive Officer


                  By: ___________________________________________________
                  Stacie Brown, Secretary

If Lessee shall be a corporation, then authorized officers must sign on behalf of the corporation. The Lease must be executed by the President or Vice President and the Secretary or Secretary/Treasurer, unless the By-Laws or a Resolution of the Board of Directors shall otherwise provide, in which event, the By-Laws, or a certified copy of the Resolution, as the case may be, must be furnished. Also, the appropriate corporate seal must be affixed.

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

                                 RIDER TO LEASE

This Rider to Lease (this "Rider to Lease") is to be attached to and made a part of that certain Lease Agreement dated of even date herewith (the "Phase III Lease") by and between SPENCER AIRPORT CENTER PHASE III, LLC, a Delaware limited liability company ("Spencer III"), and CASINOVATIONS INCORPORATED, a Nevada corporation, formerly a Washington corporation ("Lessee").

                               FACTURAL BACKGROUND
                               -------------------
         A. Lessee is currently the tenant under that certain Lease (Freestanding Building) dated October 7, 1998 (the "Phase I Lease") with Spencer Airport Center, LLC, a Delaware limited company ("Spencer I") pursuant to which Lessee is leasing certain premises designated as Building "A" comprising approximately 19,160 square feet in Phase I of the Spencer Airport Center (the "Phase I Premises"). The Phase I Lease provides that Lessee may assign the Lease with the consent of Spencer I, which consent will not be unreasonably withheld.

         B. Pursuant to the certain Absolute Assignment of Leases and Rents dated as of August 19, 1999, Spencer I has assigned the Phase I Lease to Canada Life Assurance Company, a corporation organized and existing under the laws of the Dominion of Canada ("Canada Life").

         C. Lessee desires to move its operations to a different building owned by Spencer III Lessor and located in Phase III of the Spencer Airport Center.

         D. Lessee, Spencer I, and Spencer III desire that the Phase I Lease remain in full force and effect until the Effective Date (as defined below) of an Assignment (as defined below) of the Phase I Lease.

                                    AGREEMENT
                                    ---------
         1. DEFINITIONS. As used herein, "Assignment" means an assignment of Lessee's rights and obligations under the Phase I Lease to a new tenant, or a new lease of the Phase I Premises to a new tenant, executed by Spencer I and such new tenant, and approved by Canada Life. "Effective Date" means the date upon which the Assignment becomes effective.

         2. OCCUPANCY OF PHASE I. Lessee shall remain in occupancy of the Phase I Premises until the Effective Date of an Assignment.

         3. PHASE I RENT.
         (a) Lessee shall pay the rent required to be paid to Spencer I under the Phase I Lease until the earlier of: (i) the Effective Date of an Assignment; or (ii) fifteen (15) months AFTER SEPTEMBER 1, 1999.

         (b) Commencing fifteen (15) months AFTER SEPTEMBER 1, 1999, if the Effective Date of an Assignment shall not have occurred, and no default by Lessee under the Phase III Lease, or event which with notice or the passage of time would be a default by Lessee under the Phase III Lease, shall have occurred, then Spencer III shall pay and perform all obligations of Lessee to Spencer I under the Phase I Lease, accruing from and after such date and continuing until the Effective Date of an Assignment.

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

         4. OFFSET AGAINST PHASE III RENT. If: (a) Spencer III is required to pay rent to Spencer I under Section 3 of this Rider to Lease; and (b) Spencer III fails to pay such rent to Spencer I: and (c) Lessee pays such rent to Spencer I: and (d) no default by Lessee under the Phase III LEASE, SHALL have occurred; then Lessee may offset any such rent payable and actually paid to Spencer I against the next accruing installments of base rent payable to Spencer III under the Phase III Lease.

         5. DEFAULT: Lessee shall be in default under the Phase III Lease if any default occurs under the Phase I Lease, unless such default is the result of a breach by Spencer III of its obligation under this Rider to Lease.

         6. BROKER COOPERATION: Lessee has engaged Nevada Brokers, Inc. to market the Phase I Premises for Assignment. Lessee shall cooperate in the execution of all documents and performance of any other acts reasonably requested by Spencer I or Spencer III, at no expense to Lessee, in connection with the Phase I Lease and Assignment of the Phase I Lease.

LESSOR:                                           LESSEE:

SPENCER AIRPORT CENTER                            CASINOVATIONS INCORPORATED,
PHASE III, LLC, a Delaware limited                A NEVADA CORPORATION, FORMERLY
liability company                                 A Washington corporation

By:      Its Members                              By:___________________________

         The Guardian Life Insurance Company      Title:________________________
         Of America
         By:___________________________
         Its:___________________________

         Nevada Real Estate Group, LLC, a Nevada
         Limited liability company
         By: __________________________
               Bradford H. Miller, Manager

         By:__________________________
               Lee W. Phelps, Manager

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